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                                                                    EXHIBIT 23.2
                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Mesa Air Group, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 333-09395 and 333-02791) on Form S-8 of Mesa Air Group, Inc. of our report dated January 20, 2000, relating to the consolidated statements of operations, stockholders' equity and cash flows for the year ended September 30, 1999 of Mesa Air Group, Inc. and subsidiaries, which report appears in the September 30, 2001 annual report on Form 10-K of Mesa Air Group, Inc.


KPMG LLP



Phoenix, Arizona
December 27, 2001